EXHIBIT 10.2
FORM OF GANNETT CO., INC.
EMPLOYEE RESTRICTED STOCK GRANT AGREEMENT
THIS EMPLOYEE RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is made as of __________, by and between Gannett Co., Inc., a Delaware corporation (the “Company”), and __________ (the “Grantee”).
WHEREAS, the Company has adopted the Gannett Co., Inc. 2020 Omnibus Incentive Compensation Plan (as amended and restated on February 26, 2020, and as further amended December 23, 2020, the “Plan”); and
WHEREAS, Section 5.3 of the Plan allows for the grant of Restricted Stock, as determined by the Committee, to employees of the Company, its parent, subsidiaries and affiliates.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.    Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an Award of __________ shares of Stock of the Company (collectively, the “Restricted Stock”).
2.    Grant Date. The grant date of the Restricted Stock hereby granted is __________ (the “Grant Date”).
3.    Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made a part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board or the Committee, shall govern. Unless otherwise indicated herein, all capitalized terms that are used, but not otherwise defined, herein shall have the meanings given to such terms in the Plan.
4.    Vesting. The Restricted Stock shall become vested as follows: one-third of the shares of Restricted Stock shall vest on the first anniversary of the Grant Date; one-third of the shares of Restricted Stock shall vest on the second anniversary of the Grant Date; and the remaining one-third of the shares of Restricted Stock shall vest on the third anniversary of the Grant Date; provided that, with respect to each vesting date, the Grantee remains in continuous service as an employee of the Company or its parent, subsidiaries or affiliates through the applicable vesting date. Notwithstanding the foregoing, in the event that the Grantee’s service as an employee of the Company or its parent, subsidiaries or affiliates ends on account of the Grantee’s death or Disability at any time, all unvested shares of Restricted Stock not previously forfeited shall immediately vest on the date such service ends.
5.    Forfeiture. Subject to the provisions of the Plan and Section 4 of this Agreement, shares of Restricted Stock which have not become vested on the date the Grantee’s service as an employee of the Company or its parent, subsidiaries or affiliates ends for any reason shall immediately be forfeited on such date.
6.    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
7.    Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.
8.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
9.    Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.
10.    Restrictions on Transfer. Until such time as shares of Restricted Stock are fully vested in accordance with Section 4 hereof, or as otherwise provided in the Plan, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any such unvested shares of Restricted Stock or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Agreement will be valid, except with the prior written consent of the Board (such consent shall be granted or withheld in the sole discretion of the Board) or under the laws of descent and distribution.
Any purported Transfer of shares of Restricted Stock or any economic benefit or interest therein in violation of this Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any shares of Restricted Stock or any economic benefit or interest therein transferred in violation of this Agreement shall not be entitled to be recognized as a holder of such shares.
Without prejudice to the foregoing, in the event of a Transfer or an attempted Transfer in violation of this Agreement, such shares of Restricted Stock, and all of the rights related thereto, shall be immediately forfeited without consideration.

EXHIBIT 10.2
11.    Taxes.
(a)    Tax Withholding. The Grantee shall, no later than the date as of which the value of the Restricted Stock first becomes includible in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock. The obligations of the Company under this Agreement and the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.
(b)    Section 83(b) Election. The Grantee may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within 30 days after the Date of Grant. If the Grantee chooses to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws of such state.
13.    Legend on Certificates. The Grantee agrees that any certificate issued for Restricted Stock (or, if applicable, any book entry statement issued for Restricted Stock) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE GANNETT CO., INC. 2020 OMNIBUS INCENTIVE COMPENSATION PLAN, AS AMENDED, AND A RESTRICTED STOCK GRANT AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GANNETT CO., INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.
14.    Securities Laws Requirements. The Company shall not be obligated to issue shares of Stock to the Grantee free of the restrictive legend described in Section 13 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).
15.    Notices. All notices or other communications provided hereunder must be in writing and mailed or delivered either (a) to the Company at its principal place of business or (b) to the Grantee at the address on file with the Company, or such other address as the Company or the Grantee may provide to the other for purposes of providing notice. Any such notice shall be deemed effective (i) upon delivery if delivered in person, (ii) on the next business day if transmitted by national overnight courier and (iii) on the fourth business day following mailing by first class mail.
16.    Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Stock, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any of its subsidiaries or affiliates for any period of time or at any specific rate of compensation.
17.    Representations. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
18.    Amendments; Construction. The Committee may amend the terms of this Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Grantee hereunder without the Grantee’s consent. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
19.    Adjustments. Pursuant to Section 3.3 of the Plan, upon the occurrence of any event which affects the shares of Stock in such a way that an adjustment of outstanding Restricted Stock is appropriate in order to prevent the dilution or enlargement of rights under the Restricted Stock (including, without limitation, any extraordinary dividend or other distribution (whether in cash or in kind), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event), the Committee shall make such equitable adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Stock.
20.    Rights as a Stockholder. Until the Restricted Stock vests as provided in Section 4 hereof, the Grantee shall, except as set forth in this Section 20, have all the rights of a stockholder with respect to the Restricted Stock, including the right to vote the underlying shares of Stock. Notwithstanding the foregoing, (a) the Grantee shall not have the right to Transfer the Restricted Stock prior to the vesting thereof as set forth in Section 4 hereof and (b) any dividends or other distributions that are declared with respect to the shares of Stock underlying the Restricted Stock between the Grant Date and the date on which such shares become vested will be paid to the Grantee at the time such shares vest as set forth in Section 4 hereof, and will not be paid to the Grantee in the event that the shares do not become so vested.
21.    Discretionary Plan; Employment. The Plan is discretionary in nature and may be varied, suspended or terminated by the Company at any time and for any reason. With respect to the Plan, (a) each grant of Restricted Stock is a one-time benefit

EXHIBIT 10.2
which does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock; (b) all determinations with respect to any such future grants, including, but not limited to, the times when the Restricted Stock shall be granted, the number of shares of Restricted Stock, the payment dates and the vesting dates, will be at the sole discretion of the Company; (c) the Grantee’s participation in the Plan shall not create a right to further employment and shall not interfere with the ability of the employer to terminate the Grantee’s employment relationship at any time with or without cause; (d) notwithstanding the foregoing or any other provision of the Plan or this Agreement, the Grantee’s participation in the Plan shall not create an employment relationship between the Grantee and the Company, and the Plan and this Agreement do not constitute all or any part of any employment agreement; (e) participation in the Plan is voluntary; (f) the Restricted Stock is not part of normal and expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payment, bonuses, long-service awards, pension or retirement benefits, or similar payments; (g) the Grantee waives any and all rights to compensation or damages in consequence of the termination of the Grantee’s employment or office holding for any reason whatsoever (whether or not such termination is wrongful or unfair) insofar as those rights arise or may arise from the Grantee ceasing to have rights under this Agreement as a result of such termination; and (h) the future value of the Restricted Stock is unknown and cannot be predicted with certainty.
22.    Clawback Policy. Notwithstanding any other provision of this Agreement to the contrary, the shares of Restricted Stock issued hereunder, and/or any amount received with respect to any sale of any such shares of Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Detrimental Conduct Recoupment Policy, as well as any other recoupment or similar policy, if any, that the Company may adopt from time to time (collectively, the “Policy”). The Grantee agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy that may apply to the Grantee and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by the Grantee. To the extent that the terms of this Agreement and the Policy conflict, then the terms of the Policy shall prevail.
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EXHIBIT 10.2

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.
GANNETT CO., INC.

_____________________________
By:
Title:

Acknowledged and Accepted:

_____________________________
[Participant Name]